Exhibit 5.1

London
Freshfields Bruckhaus Deringer LLP 100 Bishopsgate
London EC2P 2SR
T +44 20 7936 4000 (Switchboard)
+44 20 7716 4729 (Direct)
E alice.greenwell@freshfields.com www.freshfields.com

Private & Confidential

Pearson plc

80 Strand

London

WC2R 0RL

15 March 2024

Pearson plc – Registration Statement on Form S-8

Introduction

1.

This opinion is given in connection with the registration under the United States Securities Act of 1933, as amended (the Act), of 34,465,167 ordinary shares of 25p each (the Shares) in the capital of Pearson plc, a company registered in England and Wales under registration number 53723, (the Company) to be issued pursuant to the following share plans:

(a)	The Pearson plc Employee Stock Purchase Plan; and

(b)	The Pearson Long Term Incentive Plan 2020 (together, the Plans).

2.

We understand that a registration statement on Form S-8 (the Registration Statement) is being filed under the Act with respect to the Shares. We have not been involved in the preparation of the Registration Statement and express no view thereon. We understand that some or all of the Shares are to be issued in the future from time to time pursuant to the Plans.

Documents Examined

3.	We are acting as English legal advisers to the Company for the purposes of giving this opinion. In so acting, we have examined:

(a)	a final draft of the Registration Statement to be filed under the Act;

(b)	a letter from the Company Secretary of the Company dated 13 March 2024 and the documents attached thereto (the Confirmation Letter);

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(c)	such other corporate records, certificates, instruments and other documents as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, and relied upon the statements as to factual matters contained in or made pursuant to each of the above-mentioned documents. Where relevant facts material to this opinion were not independently established, we have relied upon statements of officers for the Company.

Assumptions

4.	For the purposes of rendering this opinion, we have assumed, without further enquiry, that:

(a)	each of the statements contained in the Confirmation Letter is currently true and accurate;

(b)	all signatures on executed documents which, or copies of which, we have examined are genuine;

(c)	all original documents submitted to us are authentic and complete and all copies of documents supplied to us as photocopies or facsimile copies conform to the originals and are authentic and complete;

(d)

all documents on which we have relied (including, without limitation, the memorandum and articles of association of the Company and the Plans) remain accurate, are in full force and have not been amended;

(e)	all statements of fact (including foreign law), opinion or intention in documents sent to us for the purpose of this opinion are accurate, complete and reasonable;

(f)	each of the Plans constitutes an employees’ share scheme for the purposes of s1166 of the United Kingdom Companies Act 2006, as amended;

(g)

the Shares will be allotted, issued and paid for in accordance with (i) the rules of the Plans, (ii) the memorandum and articles of association of the Company in force at the relevant time; and (iii) the relevant provisions of the United Kingdom Companies Act 2006 (as amended), and all necessary authorities and resolutions will be fully and unconditionally in force at the time the Shares are issued;

(h)	the subscription price per Share is not less than the nominal value of an ordinary share of 25 pence in the capital of the Company;

(i)

the directors of the Company will have the proper authority under section 551 of the United Kingdom Companies Act 2006, as amended, to allot and issue such of the Shares as are proposed to be issued and allotted at the date of allotment thereof, or that no such authority shall be required pursuant to section 549(2)(a) of that Act;

(j)

the Company will have complied with its obligations under section 561 of the United Kingdom Companies Act 2006, as amended, to offer the Shares to existing shareholders, or that no such obligation shall arise pursuant to section 566 of that Act;

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(k)

the Shares shall be duly allotted and issued in accordance with the Plans by means of a resolution duly passed by the board of directors of the Company or a duly authorised committee thereof at a validly convened and constituted meeting or meetings and duly entered in the Company’s register of members; and

(l)

each of the foregoing assumptions will be true and accurate at and immediately prior to the time of the issue and allotment of the relevant Shares and there will not have been any material change in English law prior to the issue of the Shares.

Legal Opinion

5.

On the basis of, and subject to, the foregoing and the qualifications referred to below, and having regard to such considerations of English law in force at the date of this letter as we consider relevant, we are of the opinion that the Shares, or any thereof, when issued by the Company in accordance with the Plans after the Registration Statement has become effective under the Act and upon the passing of all necessary resolutions and the taking of all necessary corporate action in connection therewith will be validly issued, fully paid and non-assessable.

For the purposes of this opinion, we have assumed that the term “non-assessable” in relation to the Shares would be construed for the purposes of English law as meaning that the holders of such Shares, in respect of which all amounts due on such Shares as to the nominal amount and any premium thereon have been fully paid, will be under no obligation to contribute to the liabilities of the Company solely in their capacity as holders of such Shares.

Qualifications

6.	This opinion is subject to the following qualifications:

(a)

the opinion is limited to English law as currently applied by the English courts and is given on the basis that it will be governed by and construed in accordance with current English law. Accordingly, we express no opinion with regard to any system of law other than the law of England as currently applied by the English courts. A reference in this opinion to any law or statutory provision is to it as amended at the date of this opinion;

(b)

this opinion is subject to all applicable laws relating to insolvency, bankruptcy, administration, reorganisation or analogous circumstances and other similar laws of general application relating to or affecting the enforcement of creditors rights and remedies from time to time; and

(c)

the opinion is addressed to you solely for your benefit in connection with the Company’s Registration Statement and, except with our prior written consent, is not to be transmitted or disclosed to or used or relied upon by any other person or used or relied upon by you for any other purpose. We hereby give such consent in relation to the filing of this letter as an exhibit to the Registration Statement. In giving this consent we do not admit that we are in the category of persons where consent is required under

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Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Your reliance on the matters addressed in this opinion letter is on the basis that any associated recourse is against the firm’s assets only and not against the personal assets of any individual partner. The firm’s assets for this purpose consist of all assets of the firm’s business, including any right of indemnity of the firm or its partners under the firm’s professional indemnity insurance policies, but excluding any right to seek contribution or indemnity from or against any partner of the firm or person working for the firm or similar right. The restrictions in the previous sentences apply to any claim, whether in contract, tort (including negligence) for breach of statutory duty, or otherwise, but they do not apply in the case of our wilful misconduct or fraud or where and to the extent prohibited by applicable law and regulation (including without limitation, the rules of professional responsibility governing the practice of law).

Having requested production of this opinion and in order to rely on its contents, you agree to be bound by its terms. This opinion is addressed to you on the basis that our liability in connection with it will not be adversely affected by any limitation of or on the liability of any other advisor in connection with the matters on which we opine in this opinion whether or not we are aware of that limitation.

Governing Law

7.	This opinion and any non-contractual obligations arising out of or in relation to this opinion are governed by English law.

Jurisdiction

8.

The English courts shall have exclusive jurisdiction, to which you and we submit, in relation to all disputes (including claims for set-off and counterclaims) arising out of or in connection with this opinion, including, without limitation, disputes arising out of or in connection with: (i) the creation, effect, or interpretation of, or the legal relationships established by, this opinion; and (ii) any non-contractual obligations arising out of or in connection with this opinion.

Yours faithfully

/s/ Freshfields Bruckhaus

Deringer LLP

Freshfields Bruckhaus Deringer LLP